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 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594

                                  PRESS RELEASE

CONTACT                                                      RELEASE
Karen M. L. Whelan                                           Immediately
Phone:    (804) 359-9311
Fax:      (804) 254-3594
Email:    investor@universalleaf.com

          Universal Corporation Announces 30th Annual Dividend Increase
                   Richmond, VA, December 8, 2000 / PRNEWSWIRE

         Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation announced that the company's Board of Directors has declared a regular quarterly dividend of thirty-two cents ($.32) per share on the common shares of the Company, payable February 12, 2001, to common shareholders of record at the close of business on January 8, 2001. This represents an increase of over 3.2% or $.01 per share per quarter and indicates an annualized rate of $1.28 per share. Universal has raised its common dividend every year since 1971, a record of 30 consecutive increases.

         Universal Corporation (UVV:NYSE) is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 2000, were approximately $3.4 billion. For more information, visit Universal's web site at www.universalcorp.com.




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